MINIMUM FEE: $50.00
If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10th of 1%) of such increase.

PRINT CLEARLY

AMENDED
CERTIFICATE OF INCORPORATION
(AFTER RECEIPT OF PAYMENT OF STOCK)

TO: OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405)-521-3912

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A. The name of the corporation is:

3DIcon Corporation

B. **As amended**: The name of the corporation has been changed to:

____

(**Please Note**: The new name of the corporation **MUST** contain one of the following words: **association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited** or one of the abbreviations **co., corp., inc. or ltd.**)

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

John O'Connor	15 West 6 Street - Ste 2700	Tulsa	Tulsa	74119
Name of Agent	**Street Address**	**City**	**County**	**Zip Code**

(P.O. BOXES ARE NOT ACCEPTABLE)

3. The duration of the corporation is: Perpetual

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES (If any)	PAR VALUE PER SHARE (Or, if without par value, so state)
COMMON 750,000,000		.0002
PREFERRED		

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

A. CHANGE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION FROM 250,000,000, PAR VALUE $0.0002, TO 750,000,000 PAR VALUE $0.0002

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 25 day of AUGUST 2009.

By [signature] ~~President~~

MARTIN KEATING – CEO
(PLEASE PRINT NAME)

ATTEST:

By [signature] Secretary

JUDY F KEATING
(PLEASE PRINT NAME)

(SOS FORM 004-12/01)